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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY

1).    Orasomal Technologies, Inc.

       Incorporated in the State of Delaware
       Does Business as Orasomal Technologies, Inc.

2).    Corporate Technology Development, Inc.

       Incorporated in the State of Delaware
       Does Business as Corporate Technology Development, Inc.

3).    RxEyes, Inc.

       Incorporated in the State of Delaware
       Does Business as RxEyes, Inc.

4).    Enteron Pharmaceuticals, Inc.

       Incorporated in the State of Delaware
       Does Business as Enteron Pharmaceuticals, Inc.

5).    Interco Corp.

       Incorporated in the State of Delaware
       Does Business as Intero Corp.

6).    Oral Solutions, Inc.

       Incorporated in the State of Delaware
       Does Business as Oral Solutions, Inc.

7).    Formulations Technologies, Inc.

       Incorporated in the State of Delaware
       Does Business as Formulations Technologies, Inc.